Exhibit 10.21

TURTLE BEACH CORPORATION
2013 STOCK-BASED INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the [________] (the “Grant Date”), is by and between Turtle Beach Corporation, a Nevada corporation (the “Company”), and [_________] (the “Grantee”).

WITNESSETH:

WHEREAS, the Company desires to afford the Grantee an opportunity to own Shares of the Company as hereinafter provided, in accordance with the provisions of the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan (the “Plan”), a copy of which is attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Shares. The Company hereby issues to the Grantee an award (the “Award”) of [______] shares of the Company’s Common Stock (the “Shares”). The Award is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time.
2.    Vesting. Subject to the Grantee’s continuing service in good standing on the Company’s Board of Directors (the “Board”), the Award shall vest with respect to [___]% of the Shares on [each of] the first [___] anniversaries of the Grant Date. The period between the Grant Date and the date of vesting of the Award is the “Restricted Period.”
3.    Effect of Termination of Service. If the Grantee ceases to serve on the Board for any reason, the Award shall immediately cease to vest and the unvested portion shall be forfeited with no compensation due to the Grantee.
4.    Change in Control. Any unvested portion of the Award that has not been forfeited as provided herein shall vest immediately prior to the consummation of a Change in Control.
5.    Restrictions; Transferability of Shares. Except as provided in the Plan, during the Restricted Period, the Shares and any rights relating thereto are not assignable or transferable and the Shares shall not be alienated, pledged, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Shares during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Shares shall be forfeited by the Grantee and all of the Grantee’s rights in and to the Shares shall immediately terminate without any payment or consideration due to the Grantee.
6.    Rights as a Shareholder. During the Restricted Period, the Grantee shall have the right to vote the Shares. During the Restricted Period, no dividend shall be paid with respect to the Shares and the Grantee shall have no future right to any dividend paid during the Restricted Period.
7.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position with the Company or any Subsidiary or Affiliate, including as a Non-Employee Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s service on the Board or otherwise, at any time, with or without cause.
8.    Plan Terms; Definitions. The Shares covered by the Award are issued under the Plan and governed by its terms. Except as specifically set forth herein, in the event of any inconsistency in the Plan and this Agreement, the Plan’s terms control. Any term capitalized herein that is not separately defined shall have the meaning set forth in the Plan.
9.     Stock Issuance. The Company may issue stock certificates or evidence the Grantee’s interest in the Shares by using a restricted stock book entry account with the Company’s transfer agent. A physical or electronic legend, as applicable, may be placed on any certificate(s) representing the Shares indicating restrictions on the transferability of the Shares or any other restrictions that the Committee may deem advisable under any applicable rules, regulations or other requirements of any federal or state government or regulating agency or exchange on which shares of the Company’s common stock are listed or quoted. The Grantee shall execute a stock power endorsed in blank to the Company and such stock power and any such certificates shall be held in escrow by the Company during the Restricted Period.
10.    Governing Law. To the extent that Federal laws do not otherwise control, the validity and construction of this Agreement shall be construed and enforced in accordance with the laws of the State of California, but without giving effect to the choice of law principles thereof.
11.    Taxes. The Grantee shall satisfy any and all requirements relating to applicable federal, state, local and foreign taxes. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries or Affiliates shall be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Grantee in connection with this Award, and the Grantee shall indemnify the Company and its Subsidiaries and Affiliates and hold them harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company or any of its Subsidiaries or Affiliates to pay any such taxes. Notwithstanding the foregoing, the Company may in its discretion effect such withholding as they may determine to be required by law.

12.    Entire Agreement; Receipt of Documents. This Agreement and the Plan set forth the entire understanding of the parties hereto and supersede all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement, represents that he or she has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement.
13.    Counterparts. This Agreement may be executed and delivered in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective only when counterparts have been executed and delivered by all parties whose names are set forth on the signature page(s) hereof. Any signature delivered by fax or in pdf format shall have the same force and effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Grantee has hereunto set his or her hand and seal, all as of the day and year first above written.

GRANTEE    TURTLE BEACH CORPORATION

____________________________    By:__________________________________
Grantee’s Signature    Title:

____________________________    _____________________________________
Date    Date

[EXHIBIT A – COPY OF PLAN]